EXHIBIT 10.1

SECOND AMENDMENT TO SETTLEMENT AGREEMENT

THIS SECOND SETTLEMENT AGREEMENT AMENDMENT (“Second Amendment”) is entered into as of the 14th day of December 2012, between and among Trump Marina Associates, LLC, Trump Plaza Associates, LLC, Trump Taj Mahal Associates, LLC (hereinafter, collectively “Trump”), and the City of Atlantic City (hereinafter “City”), a municipal corporation of the State of New Jersey in the County of Atlantic (hereinafter collectively referred to as the “Parties”).
BACKGROUND

A.           Trump, the City and Golden Nugget Atlantic City, LLC entered into that certain Settlement Agreement dated as of June 13, 2012 (the “Settlement Agreement”).
B.           Pursuant to the Settlement Agreement, Trump was to receive $54 million in tax credits (the “Tax Credits”) to be applied over five years as more specifically provided therein.
C.           Subject to obtaining all requisite approvals and consents (together, the “Approvals”), the City intends to issue tax appeal refunding bonds and/or notes (the “Bond Issuance”) in amount sufficient to pay to Trump from the proceeds therefrom, among other things, the Tax Payment (as defined below).
D.           Pursuant to the Amendment to Settlement Agreement (the “First Amendment”) dated as of October 17, 2012, the Parties amended the Settlement Agreement to provide, among other things, that in the event that the City completes the Bond Issuance and receives the proceeds therefrom, then in lieu of the Tax Credits, the City shall pay, and Trump shall accept, the sum of $50,500,000.00 (the “Tax Payment”).
E.           The Parties agree that it is in their mutual interest to further amend the Settlement Agreement and First Amendment as set forth herein.
F.           It is intended by the Parties that the First Amendment shall be superseded in its entirety by this Second Amendment.
G.           Terms not otherwise defined herein shall have the same meaning as defined in the Settlement Agreement.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
1.           Recitals.  The recitals set forth above are incorporated herein by reference.
2.           Second Amendment to Settlement Agreement.
a.           In the event that the City completes the Bond Issuance and receives the proceeds therefrom, the Tax Payment shall be payable as follows:
i.
The City shall pay, and Trump shall accept, the sum of $35,500,000.00 in immediately available U.S. funds payable to the order of “Trump Entertainment Resorts Holdings, L.P.” within five days of receipt of the proceeds from the Bond Issuance; and

ii.	$15,000,000 shall be applied as credits against the 2013 ad valorem tax payments due on the Taj Property as follows:
➢	$5,000,000: 1st Quarter 2013
➢	$3,400,000: 2nd Quarter 2013
➢	$3,400,000: 3rd Quarter 2013
➢	$3,200,000: 4th Quarter 2013
b.           By accepting the Tax Payment as described in Paragraph 2(a) herein, Trump Entertainment Resorts Holdings, L.P., and its respective successors and assigns are doing so in full accord and satisfaction of the City’s financial obligation to pay the Tax Credits pursuant to Paragraph 4 of the Settlement Agreement.
c.           The City will diligently, in good faith, seek the issuance of the Approvals and completion of the Bond Issuance.
3.           Effect of Amendment.  Except as otherwise provided herein, the terms and provisions contained in the Settlement Agreement shall remain unchanged and in full force and effect.
4.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be considered one and the same agreement.
IN WITNESS WHEREOF, each of the Parties hereto, intending to be legally bound hereby, has caused their duly authorized representatives to execute this Second Amendment as of the date set forth above.

TRUMP

By:	/s/ David R. Hughes	Date	12/13/12
David R. Hughes, Chief Financial Officer Trump Entertainment Resorts, Inc. and Authorized Representative of Trump

LEVINE, STALLER, SKLAR, CHAN, BROWN & DONNELLY, P.A.
Attorneys for Trump

By:	/s/ Michael D. Sklar, Esq.	Date	12/13/12
Michael D. Sklar, Esq.

	/s/ Lorenzo T. Langford	Date	12/14/12
The Honorable Lorenzo T. Langford
Mayor, the City of Atlantic City

	/s/ Rhonda Williams	Date	12/14/12
Rhonda Williams
Clerk, the City of Atlantic City

	/s/ Ronald Cash	Date	12/14/12
Ronald Cash
Business Administrator, the City of Atlantic City

Approved as to form:

	/s/ Irving B. Jacoby	Date	12/14/12
Irving B. Jacoby
Deputy Solicitor, the City of Atlantic City

[Continuation of Signature Page to Second Amendment to Settlement Agreement]